Exhibit 32.1

Certification of the President
And Treasurer
Pursuant to 18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Report”) by ForgeHouse, Inc. (“Registrant”), the undersigned hereby certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ CHRISTIAN NEGRI
Christian Negri
President and Treasurer

Date:  May 14, 2010

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to ForgeHouse, Inc., and will be retained by ForgeHouse, Inc, and furnished to the Securities and Exchange Commission or its staff upon request.